UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mallinckrodt plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1088325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary shares, par value $0.01 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered None

Explanatory Note

Mallinckrodt plc, an Irish public limited company (the “Company” or the “Registrant”), is filing this registration statement on Form 8-A (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s registration pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of its ordinary shares, par value $0.01 per share (the “Ordinary Shares”) in connection with the listing of the Ordinary Shares on NYSE American LLC (“NYSE American”). The Ordinary Shares are currently registered under Section 12(g) of the Exchange Act and are currently quoted on the OTC Pink Current Market under the ticker symbol “MNKPF.” The Company anticipates that the listing of the Ordinary Shares on NYSE American will begin at the opening of trading on October 27, 2022 under the ticker symbol “MNK.”

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Ordinary Shares of the Company. The description of the Ordinary Shares set forth under Item 3 and the heading “Description of Ordinary Shares” in the Company’s registration statement on Form S-8, filed with the SEC on July 1, 2022 (File No. 333-266012) is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE American, and the securities being registered on this Registration Statement are not being registered pursuant to Section 12(g) of the Exchange Act.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 24, 2022

MALLINCKRODT PLC

By:	/s/ Mark Tyndall
	Name:	Mark Tyndall
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary

3